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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 1, 2000


                                VERISIGN, INC.
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            (Exact name of Registrant as specified in its charter)


                                   Delaware
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                (State or other jurisdiction of incorporation)



         0-23596                                               94-3221585
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       (Commission                                           (IRS Employer
       File Number)                                       Identification No.)


        1350 CHARLESTON ROAD, MOUNTAIN VIEW, CA                    94043-1331
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               (Address of principal executive offices)            (Zip Code)


                                (650) 961-7500
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             (Registrant's telephone number, including area code)
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Item 2:  Acquisition or Disposition of Assets.

         On February 1, 2000, VeriSign completed the acquisition of THAWTE Consulting, a provider of digital certificates to websites and software developers, from its sole shareholder. In the transaction, VeriSign acquired all of the share capital of THAWTE Holdings (Pty) Ltd. and THAWTE USA, Inc. in exchange for approximately 4.4 million shares of VeriSign Common Stock. The acquisition will be accounted for as a purchase and is not intended to qualify as a tax-free reorganization.

         In connection with this transaction, VeriSign has filed a shelf registration statement for the public resale of the shares issued in the exchange.

Item 7:  Financial Statements, Pro Forma Financial Information and Exhibits.

              (a)     Financial Statements of Business Acquired.

              VeriSign intends to file by amendment the required historical financial statements for THAWTE no later than 60 days after the date of this Form 8-K.

              (b)     Pro Forma Financial Information.

              VeriSign intends to file by amendment the required pro forma financial statements reflecting the acquisition of all of the issued and outstanding capital stock of THAWTE no later than 60 days after the date of this Form 8-K.

             (c)      Exhibits.

                      The following exhibits are filed with this Form 8-K:

                      2.1 Exchange Agreement dated as of December 19, 1999 between VeriSign, Inc. and Mark Shuttleworth.

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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 VERISIGN, INC.



Date:  February 14, 2000      By: /s/ DANA L. EVAN
                                  ----------------
                                      Dana L. Evan
                                      Executive Vice President of Finance and
                                      Administration and Chief Financial Officer

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                                 Exhibit Index


                  2.1 Exchange Agreement dated as of December 19, 1999 between VeriSign, Inc. and Mark Shuttleworth.

                                       4